Exhibit 99.1

DT Cloud Star Acquisition Corporation Announces Upcoming Automatic Unit Separation

New York, New York, September 12, 2024 (GLOBE NEWSWIRE) – DT Cloud Star Acquisition Corporation (Nasdaq: DTSQU) (the “Company”) announced today that, commencing Monday, September 16, 2024, holders of the units sold in the Company’s initial public offering of 6,900,000 units (the “Units”) may commence separate trading of the underlying component securities. Each Unit consists of one ordinary share, par value $0.0001 per share (“Share”), and one right to receive one-ninth (1/9) of one Share (“Right”) upon the consummation of the Company’s initial business combination. Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “DTSQU.”

The Shares and Rights that are separated will trade on Nasdaq under the symbols “DTSQ” and “DTSQR,” respectively. Holders of the Units will need to have their securities brokers contact VStock Transfer LLC at 18 Lafayette Place, Woodmere, New York, NY 11598, the Company’s transfer agent, in order to separate the Units into Shares and Rights.

The Units were initially offered by the Company in an underwritten offering through A.G.P./Alliance Global Partners, which acted as the sole book runner for the offering and as the representative of the underwriters in the offering. A registration statement relating to the Units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on July 24, 2024. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

About DT Cloud Star Acquisition Corporation

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. While the Company may pursue an acquisition opportunity in any business industry or sector, it intends to initially focus on those industries or sectors that complement its management team’s background. The Company is led by Bian Fan, the Company’s Chief Executive Officer, and Kenneth Lam, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

For investors:

DT Cloud Star Acquisition Corporation

Bian Fan

Chief Executive Officer

Floors 1 through 3, 175 Pearl Street

Brooklyn, New York

Email: bian.fan@infinity-star.com